UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 20, 2016

FERN HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

DELAWARE	000-54897	30-1749642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Samir Masri CPA Firm P.C. 175 Great Neck Road, Suite 403 Great Neck, NY	11021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  516-466-6193

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 20, 2016 (the "Effective Date"), Samir Masri resigned as the Chief Executive Officer, President, Chief Financial Officer, Secretary and Sole Director of Fern Holdings Corp., a Delaware corporation (the "Company").

In connection with such resignation, Sasha Masri was elected to the Company's board of directors and was appointed to serve as the Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company, effective as of the Effective Time. Sasha Masri is Samir Masri's son. At this time the Company does not have any compensation arrangement with Mr. Masri.

Sasha S. Masri, 35, has served as the Vice President of Masri & Masri Tax Services Inc. since October 2006. Mr. Masri has also worked as a senior accountant at Armao, Costa & Ricciardi, CPAs, P.C., a public accounting firm, during 2011. From August 2007 to May 2010, Mr. Masri worked as an in-charge accountant at Grassi & Co CPAs P.C., a public accounting firm. From August 2006 to July 2007, Mr. Masri worked as an accountant at Castellano, Korenberg & Co., a public accounting firm. Mr. Masri has also served as Chief Financial Officer and a director of Putnam Hills Corp. Trenton Acquisition Corp. and Iron Sands Corp. from May 26, 2011 - October 2012. Mr. Masri received a B.S. in Software Engineering from the University of Advancing Technology in 2003 and a B.S. in Public Accounting from Long Island University in 2006. Mr. Masri's experience and expertise in accounting and finance will be a significant asset to the Company as it seeks to carry out its business plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date January 21, 2016	Fern Holdings Corp.
(Registrant)

/s/ Sasha S. Masri,
Chief Executive Officer & Director
(Signature)*

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